UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 12, 2019
Date of Report
(Date of earliest event reported)
WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)
500 Delaware Ave,
Wilmington, Delaware, 19801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (302) 792-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WSFS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 40.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to its long-term succession plan, WSFS Financial Corporation (“WSFS” or the “Company”), the holding company for Wilmington Savings Fund Society, FSB (the “Bank”), announced on November 12, 2019 that Mark A. Turner, Executive Chairman of the Company and the Bank, will step down as Executive Chairman of the Boards of both the Company and the Bank (together, the “WSFS Boards”) effective as of January 1, 2020 (the “Transition Date”). After the Transition Date, Mr. Turner will remain a director of the WSFS Boards, a position he has held since 2007. Also effective as of the Transition Date, Rodger Levenson, the President and Chief Executive Officer of WSFS and the Bank and a member of the WSFS Boards, will be appointed to the role of Chair of the WSFS Boards. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

In connection with these events, WSFS expects to enter into a Transition Agreement (the “Agreement”) with Mr. Turner prior to the Transition Date. Under the terms of the Agreement, during the remainder of his term as a director Mr. Turner will assist in the transition of duties to the new Chair of the WSFS Boards and provide strategic and other support to Mr. Levenson when requested. Mr. Turner will be entitled to his current salary of $600,000 until the Transition Date and will thereafter be entitled to receive fees as are generally paid to other members of the WSFS Boards. Additionally, Mr. Turner will receive a payment of $1 million, which reflects the negotiated value of his foregone salary and shares available to him under the Company’s Integration Performance RSU Plan, his entering into a new agreement to the restrictive covenants described below and his added transition and support duties. The vesting of Mr. Turner’s restricted stock unit awards and stock options that are outstanding as of the Transition Date will be accelerated, with his stock options to be exercisable within one year of the Transition Date.

The Agreement also includes non-solicitation, non-competition and non-disparagement provisions. As a condition to receipt of the payments to Mr. Turner referenced above, he will be required to execute and deliver a general waiver and release in favor of the Company and the Bank.

Item 9.01 Financial Statements and Other Exhibits
(d) Exhibits:
99.1 Press Release dated November 12, 2019

Forward-Looking Statements

This Current Report on Form 8-K contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Form 10-K for the year ended December 31, 2018 and other documents filed by the Company with the Securities and Exchange Commission from time to time.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this Current Report on Form 8-K, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date:	November 15, 2019	By:	/s/ Dominic C. Canuso
Dominic C. Canuso Executive Vice President and Chief Financial Officer